EXHIBIT 23a





                         CONSENT OF INDEPENDENT AUDITORS




Board of Directors
Starcraft Corporation and Subsidiaries
Goshen, Indiana




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-73148) pertaining to the Starcraft Automotive Corporation 401(k) Profit Sharing Plan and Trust, in the Registration Statement (Form S-8 No. 33-70030) pertaining to the Starcraft Automotive Corporation Stock Incentive Plan, and in the Registration Statement (Form S-8 No. 333-28247) pertaining to the Starcraft Corporation 1997 Stock Incentive Plan of our report dated November 23, 1998, with respect to the consolidated financial statements of Starcraft Corporation and Subsidiaries included in the Annual Report (Form 10-K) for the year ended September 27, 1998.



                                             /s/  Crowe, Chizek and Company LLP


Elkhart, Indiana
January 12, 1999

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                         REPORT OF INDEPENDENT AUDITORS




Board of Directors
Starcraft Corporation and Subsidiaries
Goshen, Indiana




We have audited the consolidated financial statements of Starcraft Corporation and Subsidiaries as of September 27, 1998 and for the year then ended and have issued our report thereon dated November 23, 1998. Our audit also included the information for the year ended September 27, 1998 in the financial statement schedule listed in Item 14 of this Annual Report. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information as of and for the year ended September 27, 1998 set forth therein.



                                               /s/ Crowe, Chizek and Company LLP


Elkhart, Indiana
November 23, 1998